090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20120858849-97
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/21/2012 12:06 PM
	Entity Number E0606652009-2

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

SELGA INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

75,000,000 Common Shares par value 0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

750,000,000 Common Shares par value 0.0001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The Company will affect a 10 for 1 forward split increasing the 13,430,000 issued and outstanding common shares to to 134,430,000 issued and outstanding common shares.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

The proposed forward stock split will not result in any fractional shares.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature] Secretary

Signature of Officer

Frank J. Hariton, Secretary

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.